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                                                                      Exhibit 11

            American Safety Insurance Group, Ltd. and Subsidiaries
                       Computation of Earnings Per Share


                                             March 31,      March 31,
                                                1997          1998
                                           -------------  ------------

Basic:
Earnings Available to Common
Shareholders............................     $  862,295     $1,023,737
                                           =============  =============
Weighted Average Common Shares
Outstanding.............................      2,872,830      4,429,730

Basic Earnings per Common Share.........     $      .30     $      .23
                                           =============  =============
Diluted:
Earnings Available to Common
Shareholders............................     $  862,295     $1,023,733
                                           =============  =============

Weighted Average Common Shares
Outstanding.............................      2,872,830      4,429,730

Weighted Average Common Share
Equivalents Associated with Options:....         91,101         80,725

Total Weighted Average Common
Shares..................................      2,963,931      4,510,455
                                           =============  =============
Diluted Earnings per Common Share.......     $      .29     $      .23
                                           =============  =============